Exhibit 4.1

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF STEEL CONNECT, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

STEEL CONNECT, INC.

7.50% Convertible Senior Note due 2024

No. 1	$14,940,000.00

Steel Connect, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity hereunder), for value received hereby promises to pay to SPH Group Holdings LLC, or its registered assigns, the principal sum of $14,940,000.00 on March 1, 2024 (the “Maturity Date”), and interest thereon as set forth below.

This Note shall bear interest at the rate of 7.50% per year from February 28, 2019, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until March 1, 2024. Interest is payable semi-annually in arrears on each March 1 and September 1, commencing on September 1, 2019 (each, an “Interest Payment Date”), to the holder of record at the close of business on the preceding February 15 and August 15 (whether or not such day is a Business Day), respectively. In any case where any Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

At its election, the Company may pay some or all of the interest due on each Interest Payment Date by increasing the principal amount of this Note in the amount of such interest due or any portion thereof (such payment of interest by increasing the principal amount of this Note being referred to herein as “PIK Interest”), with the remaining portion of the interest due on such Interest Payment Date (or, at the Company’s election, the entire amount of interest then due) to be paid in cash by the Company in accordance with the terms hereof (“Cash Interest”). Following an increase in the principal amount of this Note as a result of a payment of PIK Interest, this Note will bear interest on such increased principal amount from and after the date of such payment of PIK Interest.

Any Defaulted Amounts may be paid to the holder hereof on any business day and shall accrue interest per annum at the rate borne by the Note plus one percent (1.00%), subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company.

The Company shall pay the principal of and Cash Interest on this Note by check or wire to such account or address as the registered holder of this Note shall advise from time to time.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note, and the Company the right to mandatorily convert this Note, into shares of Common Stock (if the Company has not received a required Stockholder Approval) or cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable (if the Company has received a required Stockholder Approval), on the terms and subject to the limitations set forth herein. In the event any provision of this Note shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York, without reference to its conflict of laws provisions. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. The Company irrevocably consents and agrees, for the benefit of the holder from time to time of this Note, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Note may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of this Note has been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

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The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Note brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

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iii

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

STEEL CONNECT, INC.

By:
Name:
Title:

Dated: February 28, 2019

iv

REVERSE OF NOTE

STEEL CONNECT, INC.

7.50% Convertible Senior Note due 2024

This Note is a duly authorized issue of the Company, designated as its 7.50% Convertible Senior Note due 2024 (this “Note”), issued in the aggregate principal amount of $14,940,000.00.

If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in clauses (h) or (i) of the definition thereof with respect to the Company or any of its Significant Subsidiaries), the holder, by notice in writing to the Company may declare the principal of, and accrued and unpaid interest on, all this Note to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Note to the contrary notwithstanding. If an Event of Default specified in clauses (h) or (i) of the definition thereof with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on this Note shall become and shall automatically be immediately due and payable.

All powers and remedies given to the holder of this Note shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the holder of this Note, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained herein, and no delay or omission of the holder to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and every power and remedy provided herein or by law to the holder of this Note may be exercised from time to time, and as often as shall be deemed expedient, by such holder.

The Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the holder hereof. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Any amendments or modifications of this Note, and any waiver of any past Default or Event of Default and its consequences shall only be made by written instrument executed by the Company and the holder hereof. This Note shall be unsecured and nothing in this Note, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

The obligations of the Company to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion (including upon any Mandatory Conversion) of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed shall be absolute and unconditional.

This Note is issuable in physical form without coupons. Any subdivisions of this Note shall only be in denominations of at least $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided herein, this Note may be exchanged for a like aggregate principal amount of Note(s) of other authorized denominations, without payment of any service charge but, if required by the Company, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the holder of the new Note(s) issued upon such exchange of Note(s) being different from the name of the holder of the old Note(s) surrendered for such exchange.

This Note is not redeemable by the holder hereof prior to the Maturity Date, except in connection with a Fundamental Change (as provided herein), and no sinking fund is provided for this Note. The Company may, upon ten (10) Business Days’ prior written notice to the then-holder(s) of this Note, prepay all or any portion of the outstanding principal of and accrued interest on this Note, at any time without penalty or premium, the amount of any such prepayment to be allocated first to accrued but unpaid interest and second to repayment of principal.

Fundamental Change

Upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to repurchase for cash this Note or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to the holder of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of this Note to be repurchased pursuant to these provisions.

Repurchases of this Note hereunder shall be made, at the option of the holder thereof, upon:

(i) delivery to the Company by the holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to this Note, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of this Note to the Company at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Company’s principal executive offices, such delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice shall state:

(i) the certificate numbers of the Note to be delivered for repurchase;

(ii) the portion of the principal amount of the Note to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Note is to be repurchased by the Company pursuant to the applicable provisions of this Note.

Notwithstanding anything herein to the contrary, the holder shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Company in accordance with the provisions hereof.

On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to the holders of this Note a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the holder arising as a result thereof. Such notice shall be by first class mail. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which the holder may exercise the repurchase right pursuant to this Note;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

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(vi) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(vii) that the Note with respect to which a Fundamental Change Repurchase Notice has been delivered by the holder may be converted only if the holder does not give a Fundamental Change Repurchase Notice or withdraws the Fundamental Change Repurchase Notice previously given, all in accordance with the terms of this Note; and

(viii) the procedures that the holders must follow to require the Company to repurchase this Note.

No failure of the Company to give the foregoing notices and no defect therein shall limit the holder’s repurchase rights or affect the validity of the proceedings for the repurchase of this Note pursuant to the provisions hereof.

A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Company at its principal executive office in accordance with the terms hereof at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of this Note with respect to which such notice of withdrawal is being submitted,

(ii) the certificate number of this Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of this Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000.

Payment for this Note when surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the Fundamental Change Repurchase Date by wire transfer of immediately available funds to an account specified by the holder hereof or by mailing checks for the amount payable to the holders of this Note entitled thereto as such holder shall appear in the Company’s records.

On the Fundamental Change Repurchase Date, following payment on this Note or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to such Note or portions thereof that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Note will cease to be outstanding, (ii) interest will cease to accrue on such Note or portion thereof, and (iii) all other rights of the holder of such Note will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if applicable, accrued and unpaid interest).

Upon the surrender of this Note to be partially repurchased, the Company shall execute and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the surrendered Note.

In connection with any repurchase offer, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase this Note;

in each case, so as to permit the rights and obligations under this Note to be exercised in the time and in the manner specified herein.

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Conversion

The holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert this Note or a portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock (if the Company has not received a required Stockholder Approval) or cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable (if the Company has received a required Stockholder Approval), at an initial conversion rate of 421.2655 shares of Common Stock (subject to adjustment as provided herein, the “Conversion Rate”) per $1,000 principal amount of this Note (subject to, and in accordance with, the settlement provisions hereof, the “Conversion Obligation”).

For any conversion of this Note, if the Company is required to obtain and has not received approval (such approval, to the extent required, “Stockholder Approval”) from its stockholders in accordance with NASDAQ Stock Market Rule 5635 to issue 20% or more of the total shares of Common Stock outstanding upon conversion (including upon any Mandatory Conversion) of this Note prior to the relevant Conversion Date (or, if earlier, the 45th Scheduled Trading Day immediately preceding the Maturity Date), the Company shall deliver to the converting holder, in respect of each $1,000 principal amount of Note being converted, a number of shares of Common Stock determined by reference to the Conversion Rate, together with a cash payment, if applicable, in lieu of delivering any fractional share of Common Stock based on the Daily VWAP on the relevant Conversion Date, on the third Business Day immediately following the relevant Conversion Date. For the avoidance of doubt, any settlement of conversions pursuant to this provision shall be considered “Physical Settlement” for all purposes hereunder, unless the context otherwise requires.

The provisions of this paragraph, whether or not expressly stated therein, shall only apply to conversions of this Note in respect of which the Company has not received required Stockholder Approval prior to the relevant Conversion Date (or, if earlier, the 45th Scheduled Trading Day immediately preceding the Maturity Date).

(i) For any conversion of this Note, if the Company has not received a Stockholder Approval prior to the relevant Conversion Date (or, if earlier, the 45th Scheduled Trading Day immediately preceding the Maturity Date), the Company shall pay or deliver, as the case may be, to the converting holder, in respect of each $1,000 principal amount of this Note being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with the provisions hereof (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with the provisions hereof (“Combination Settlement”), at the Company’s election (each of these settlement methods, a “Settlement Method”), with the number of shares of Common Stock being no more than the highest number of shares that would enable the issuance of such shares to be in accordance with NASDAQ Stock Market Rule 5635.

(ii) All conversions for which the relevant Conversion Date occurs (x) on or after the 45th Scheduled Trading Day immediately preceding the Maturity Date and (y) during the period beginning on, and including, the date on which the Company delivers a Mandatory Conversion Notice as set forth below and ending on, but excluding, such Mandatory Conversion Date shall be settled using the same Settlement Method. Subject to the foregoing, if Stockholder Approval is required and the Company has received such Stockholder Approval, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates, and the Company may elect a Settlement Method with respect to certain Conversion Dates and not with respect to other Conversion Dates.

(iii) The Company shall deliver a notice (the “Settlement Method Notice”) of the Settlement Method elected by the Company:

(A) subject to clause (C) below, in respect of any Conversion Date occurring prior to the 45th Scheduled Trading Day immediately preceding the Maturity Date, by written notice to the converting holder on or prior to the close of business on the Scheduled Trading Day immediately following the relevant Conversion Date;

(B) subject to clause (C) below, in respect of any Conversion Date occurring on or after the 45th Scheduled Trading Day immediately preceding the Maturity Date, by written notice to the holder on or prior to the close of business on the 45th Scheduled Trading Day immediately preceding the Maturity Date; or

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(C) in respect of any Conversion Date occurring during the period beginning on, and including, the date on which the Company delivers a Mandatory Conversion Notice as set forth below and ending on, but excluding, such Mandatory Conversion Date, in such Mandatory Conversion Notice.

(iv) Any Settlement Method Notice shall specify the relevant Settlement Method and, in the case of an election of Combination Settlement, the relevant Settlement Method Notice shall indicate the Specified Dollar Amount. If the Company has not received a required Stockholder Approval and does not timely deliver a Settlement Method prior to the deadline set forth in clause (iii) above, the Company shall no longer have the right to elect Cash Settlement or Combination Settlement, and the Company shall be deemed to have elected Physical Settlement in respect of its Conversion Obligation. If the Company elects Combination Settlement, but the Company does not timely notify converting holder of the Specified Dollar Amount per $1,000 principal amount of this Note, such Specified Dollar Amount shall be deemed to be $1,000.

(v) The cash, shares of Common Stock or combination of cash and shares of Common Stock due in respect of any conversion of this Note hereunder shall be computed as follows:

(A) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting holder in respect of each $1,000 principal amount of Note being converted a number of shares of Common Stock determined by reference to the Conversion Rate in effect on the Conversion Date, together with cash in lieu of fractional shares pursuant to clause (vii) below;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting holder in respect of each $1,000 principal amount of Note being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive VWAP Trading Days during the related Observation Period; and

(C) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Note being converted, a combination of cash and shares of Common Stock in an amount equal to the sum of the Daily Settlement Amounts per $1,000 for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period.

(vi) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any delivery of any fractional share of Common Stock, the Company shall notify the holder of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any delivery of fractional shares of Common Stock.

(vii) The Company shall not deliver any fractional share of Common Stock upon conversion (including upon any Mandatory Conversion) of this Note and shall instead pay cash in lieu of any fractional share of Common Stock deliverable upon conversion (including upon any Mandatory Conversion) based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period (in the case of Combination Settlement). If the Company has elected Combination Settlement, the full number of shares that shall be delivered upon conversion (including upon any Mandatory Conversion) thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period, and any fractional share remaining after such computation shall be paid in cash.

(viii) The Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Company elects (or is deemed to have elected) Physical Settlement, or on the third Business Day immediately following the last VWAP Trading Day of the Observation Period, in the case of any other Settlement Method.

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Before the holder shall be entitled to convert this Note as set forth above, such holder shall (1) complete, manually sign and deliver an irrevocable notice to the Company as set forth in the Form of Notice of Conversion attached hereto (or a facsimile thereof) (a “Notice of Conversion”) at the principal executive office of the Company and state in writing therein the principal amount of this Note to be converted (which shall be in increments of $1,000 and any integral amount thereof) and the name or names (with addresses) in which such holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Note, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the principal executive office of the Company, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth herein. No Notice of Conversion with respect to this Note may be surrendered by the holder hereof if such holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of this Note and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the terms hereof.

If more than one Note shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of such Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

This Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth above. The Company shall issue or cause to be issued, and deliver to such holder, or such holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

In case this Note shall be surrendered for partial conversion, the Company shall execute and deliver to or upon the written order of the holder of this Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting holder but, if required by the Company, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the holder of the new Note or Notes issued upon such conversion being different from the name of the Holder of the old Note surrendered for such conversion.

If the holder submits this Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion (including upon any Mandatory Conversion), unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder shall pay that tax. The Company may refuse to deliver the certificates representing any shares of Common Stock being issued in a name other than the holder’s name until the Company receives a sum sufficient to pay any tax that is due by such holder in accordance with the immediately preceding sentence and the Company’s receipt of any assurances it may reasonably request to determine that the issuance of shares to any party other than the holder of this Note is in compliance with all applicable securities laws.

Except as expressly provided herein, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of this Note as provided herein.

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Upon conversion, the holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of this Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of this Note, accrued and unpaid interest, if any, that is deemed to be paid shall be deemed to be paid first out of the cash paid upon such conversion, if any. Notwithstanding the foregoing, if this Note is converted after the close of business on a Regular Record Date, the holder of this Note as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Note on the corresponding Interest Payment Date notwithstanding the conversion. A Note surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on such Note so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Mandatory Conversion Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the date on which the corresponding interest amount is paid; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, a holder of record on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date regardless of whether this Note has been converted following such Regular Record Date.

Prior to obtaining Stockholder Approval or if no such approval is required, the converting holder (or its designee) shall be treated as the holder of record of the shares of Common Stock to be delivered upon conversion (including upon any Mandatory Conversion) as of the relevant Conversion Date. After obtaining Stockholder Approval, if any shares of Common Stock are issuable upon the conversion of this Note, the converting holder (or its designee) shall be treated as the holder of record of such shares as of the relevant Conversion Date (in the case of Physical Settlement) or the last VWAP Trading Day of the related Observation Period for this Note (in the case of Combination Settlement). Upon a conversion of this Note, such Person shall no longer be a holder of a Note surrendered for conversion.

Notwithstanding the foregoing, no Person will be entitled to receive shares of Common Stock upon conversion of this Note (including upon any Mandatory Conversion) to the extent, but only to the extent, that such receipt would cause such Person to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act) of more than the 4.9% of the shares of Common Stock outstanding at such time. Any purported delivery of shares of Common Stock upon conversion of this Note (including upon any Mandatory Conversion) shall be void and have no effect to the extent, but only to the extent, that such delivery would result in any Person becoming the beneficial owner of more than 4.9% of the shares of Common Stock outstanding at such time. If any delivery of shares of Common Stock owed to any Person upon conversion of this Note (including upon any Mandatory Conversion) is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and it shall deliver such shares of Common Stock as promptly as practicable after, but in no event later than two Trading Days after, any such Person gives notice to the Company that such delivery would not result in any Person being the beneficial owner of more than 4.9% of the shares of Common Stock outstanding at such time. For the avoidance of doubt, the term “beneficial owner” as used herein shall not include with respect to any Physical Note, the holder of such Physical Note unless, in each case, such nominee, account holder or holder shall also be a beneficial owner of such Note. For the avoidance of doubt, the limitations set forth in this paragraph shall only apply to purported conversions by Persons who, prior to the transaction in question, are beneficial owners of 4.9% or less of the Common Stock outstanding prior to conversion.

If the Company receives any required Stockholder Approval on any day, the Company shall so notify the holder hereof prior to the close of business on such day.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if the holders of this Note participates (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding this Note, in any of the transactions described below, without having to convert this Note, as if such holder held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of this Note held by such holder.

7

If the Ex-Dividend Date occurs for an issuance by the Company exclusively of shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	OS’
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or immediately after the open of business on such Effective Date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or immediately prior to the open of business on such Effective Date, as applicable; and

OS’	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this provision shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this provision is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the Ex-Dividend Date occurs for an issuance by the Company to all or substantially all holders of the Common Stock of any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

8

Any increase made under this provision shall be made successively whenever any Ex-Dividend Date for such an issuance of rights, options or warrants occurs and shall become effective immediately after the open of business on such Ex-Dividend Date. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the earlier of the scheduled issuance date and any date on which the Company announces that such issuance will not occur, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this provision, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors (or the independent members thereof, if this Note shall be held by an Affiliate of Steel Holdings).

If the Ex-Dividend Date occurs for a distribution by the Company of shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to the adjustment formulae above, (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to adjustment formula in the next succeeding provision, and (iii) Spin-Offs as to which the provisions and formula set forth below in this provision shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors (or the independent members thereof, if this Note shall be held by an Affiliate of Steel Holdings)) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this provision above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, as of the earlier of the scheduled distribution date and the date on which the Company announces such distribution will not occur, to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the holder of this Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such holder would have received if such holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors, or independent members thereof, determines the “FMV” (as defined above) of any distribution for purposes of this provision by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

9

With respect to an adjustment pursuant to this provision where there has been an Ex-Dividend Date for a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion of this Note during the Valuation Period, references in the portion of this provision related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. In addition, if the Company has received Stockholder Approval and the Ex-Dividend Date of the Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of this Note, references in the preceding paragraph to 10 Trading Days will be deemed to be replaced, solely in respect of that conversion of this Note, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period.

For purposes of this provision (and subject in all respect to the provisions below relating to adjustments subject to stockholder rights plans), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this provision (and no adjustment to the Conversion Rate under this provision will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this provision.

If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the issuance of this Note, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this provision was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

10

For purposes of adjustment provisions above and this provision, if any dividend or distribution to which this provision is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which the first adjustment provision above is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which the second adjustment provisions above is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this provision is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this provision with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by the first adjustment provision above and the second adjustment provision above with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of the first adjustment provision above or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of second adjustment provision above.

If the Ex-Dividend Date occurs for any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	SP0
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this provision shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the holder of this Note shall receive, for each $1,000 principal amount of this Note, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such holder would have received if such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

11

If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	AC + (SP’ x OS’)
OS0 x SP’

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors (or the independent members thereof, if this Note shall be held by an Affiliate of Steel Holdings)) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this provision shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of this Note within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this provision with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate. In addition, if the Company has received Stockholder Approval and the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of this Note, references in the preceding paragraph to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion of this Note, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.

Notwithstanding this provision or any other provision of this Note, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and the holder that has converted this Note on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described above based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this provision, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting holder. Instead, such holder shall be treated as if such holder were the record owner of the shares of Common Stock on an unadjusted basis and participating in the related dividend, distribution or other event giving rise to such adjustment.

12

Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

In addition to those adjustments required by the five adjustment provisions above, and to the extent permitted by applicable law and subject to the applicable listing rules of The NASDAQ Global Select Market or any other exchange on which any of the Company’s securities are then listed (including, for the avoidance of doubt, NASDAQ Stock Market Rule 5635), the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors (or the independent members thereof, if this Note shall be held by an Affiliate of Steel Holdings) determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable listing rules of The NASDAQ Global Select Market or any other exchange on which any of the Company’s securities are then listed (including, for the avoidance of doubt, NASDAQ Stock Market Rule 5635), the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the holder of this Note at its last address appearing in the Company’s records, a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

Notwithstanding anything to the contrary in the adjustment provisions above, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date this Note was first issued, other than under the Company’s existing shareholder rights plan;

(iv) solely for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest, if any.

The Company shall not adjust the Conversion Rate under the adjustment provisions above unless the adjustment would result in a change of at least 1% in the then-effective Conversion Rate. However, the Company shall carry forward any adjustment that the Company would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried forward adjustments shall be made with respect to this Note (i) in connection with any subsequent adjustment to the Conversion Rate that (taken together with such carried forward adjustments) would result in a change of at least 1% in the Conversion Rate and (ii) on the Conversion Date for this Note. All calculations and other determinations under these adjustment provisions shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of this Note at its last address appearing on the Company’s records. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

13

For purposes of the adjustment provisions above, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Whenever any provision of this Note requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period), the Board of Directors (or the independent members thereof, if this Note shall be held by an Affiliate of Steel Holdings) shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of this Note from time to time as this Note may be presented for conversion (assuming that at the time of computation of such number of shares, this Note would be converted in its entirety by a single holder and that Physical Settlement was applicable).

Effect of Recapitalizations, Reclassifications and Changes of the Common Stock

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger, combination or similar transaction involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of this Note shall be changed into a right to convert such principal amount of this Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the holder an amendment or replacement of this Note providing for such change in the right to convert each $1,000 principal amount of this Note; provided, however, that at and after the effective time of the Merger Event, (x) if the Company has not obtained a required Stockholder Approval prior to the relevant Conversion Date (or, if earlier, the 45th Scheduled Trading Day immediately preceding the Maturity Date), for each share of Common Stock that the Company would otherwise be obligated to deliver with respect to such conversion of this Note, the Company shall instead deliver a unit of Reference Property and (y) if the Company has not obtained a required Stockholder Approval prior to the relevant Conversion Date (or, if earlier, the 45th Scheduled Trading Day immediately preceding the Maturity Date) (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion (including upon any Mandatory Conversion) of this Note in accordance with the conversion provisions described above and (B) (I) any amount payable in cash upon conversion (including upon any Mandatory Conversion) of this Note in accordance with the conversion provisions described above shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion (including upon any Mandatory Conversion) of the Note in accordance with such conversion provisions shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

14

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which this Note will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion (including upon any Mandatory Conversion) of each $1,000 principal amount of this Note shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holder on the third Business Day immediately following the relevant Conversion Date. The Company shall notify the holder hereof of such weighted average as soon as practicable after such determination is made.

Such amended or replacement Note described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Note. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then amended or replacement Note shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the holder of this Note as the Board of Directors (or the independent members thereof, if this Note shall be held by an Affiliate of Steel Holdings) shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth below.

When the Company executes an amended or replacement Note pursuant to the provisions above, the Company shall promptly prepare a notice briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to the holder of this Note. Failure to deliver such notice shall not affect the legality or validity of such amended or replacement Note.

The Company shall not become a party to any Merger Event unless its terms are consistent with these provisions. None of the foregoing provisions shall affect the right of a holder of this Note to convert this Note into shares of Common Stock (if the Company has not received Stockholder Approval) or cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable (if the Company has received Stockholder Approval), as set forth in conversion provisions described above prior to the effective date of such Merger Event.

The above provisions of this Note shall similarly apply to successive Merger Events.

The Company covenants that all shares of Common Stock issued upon conversion (including upon any Mandatory Conversion) of this Note will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof. The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of this Note hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion (including upon any Mandatory Conversion), the Company will, to the extent then permitted by the rules and interpretations of the U.S. Securities and Exchange Commission, secure such registration or approval, as the case may be. The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion (including upon any Mandatory Conversion) of the Note.

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In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to the provisions hereof;

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision hereof), the Company shall cause to be mailed to the holder at its address appearing on the records of the Company, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries with respect to such Merger Event, dissolution, liquidation or winding-up.

If the Company has a stockholder rights plan in effect upon conversion (including upon any Mandatory Conversion) of this Note, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of this Note, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided for herein, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Mandatory Conversion

On any Business Day on or after March 6, 2022, the Company has the right (the “Mandatory Conversion”), at its option, to cause all (but not less than all) of the principal amount of this Note to be automatically converted into shares of Common Stock (or, if the Company has not received the required Stockholder Approval, into shares of Common Stock, cash or a combination thereof) at the Conversion Rate on the Mandatory Conversion Date, if the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the date on which the Company delivers the relevant Mandatory Conversion Notice in accordance with the terms hereof, during any 30 consecutive Trading Day period, ending on, and including, the Trading Day immediately preceding the date on which the Company delivers such Mandatory Conversion Notice.

To exercise the mandatory conversion right described herein, the Company shall give written notice by mail to the holder hereof of the Company’s election to mandatorily convert this Note (the “Mandatory Conversion Notice”). The date on which the Mandatory Conversion is effective (the “Mandatory Conversion Date”) shall be a date selected by the Company and shall be not less than 50 nor more than 70 Business Days immediately following the date on which the Company delivers the relevant Mandatory Conversion Notice. The Company’s election to mandatorily convert this Note shall be irrevocable.

In addition to any information required by applicable law or regulation, the Mandatory Conversion Notice shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) if such Notice is issued following the Company’s receipt of Stockholder Approval, whether the Company will settle Mandatory Conversion of this Note by Physical Settlement, Cash Settlement or Combination Settlement; and (iii) if such Notice is issued following the Company’s receipt of Stockholder Approval and the Company has elected to settle Mandatory Conversion of this Note by Combination Settlement, the Specified Dollar Amount for such Combination Settlement.

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If the Company elects to mandatorily convert this Note prior to receiving a required Stockholder Approval (or if (x) no such approval is required or (y) the Company elects to mandatorily convert this Note after receiving Stockholder Approval and the Company elects to settle such Mandatory Conversion by Physical Settlement), the principal amount of this Note not previously converted prior to the Mandatory Conversion Date shall be converted into shares of Common Stock (and cash in lieu of any fractional share of Common Stock in accordance with the provisions set forth above under “Conversion”) on the Mandatory Conversion Date, and the Company shall deliver shares of Common Stock (and pay cash in lieu of any fractional share of Common Stock in accordance with such conversion provisions), all in accordance with such conversion provisions, as if the holder of this Note had converted this Note on the Mandatory Conversion Date. If the Company elects to mandatorily convert this Note after receiving Stockholder Approval and the Company elects to settle such Mandatory Conversion by Cash Settlement or Combination Settlement, any portion of this Note not previously converted prior to the Mandatory Conversion Date shall be converted into cash or a combination of cash and shares of Common Stock (and cash in lieu of any fractional share in accordance with the provisions set forth above under “Conversion”) on the Mandatory Conversion Date, and the Company shall pay or deliver, as the case may be, cash (in accordance with such conversion provisions) or a combination of cash and shares of Common Stock (in accordance with such conversion provisions) (and cash in lieu of any fractional share in accordance with such conversion provisions), as the case may be, as if the holder of this Note had converted this Note during the period beginning on, and including, the date on which the Company delivers the relevant Mandatory Conversion Notice as described herein, and ending on, but excluding, such Mandatory Conversion Date. The Company shall not have the right to elect to mandatorily convert this Note on or after the 50th Business Day immediately preceding the Maturity Date.

Unless the context otherwise requires, any reference to conversion of this Note herein shall be deemed to include any Mandatory Conversion of this Note pursuant to the terms hereof. Unless the context otherwise requires, any express mention of Mandatory Conversion of this Note in any provision hereof relating to conversion of this Note shall not be construed as excluding Mandatory Conversion in those provisions hereof where such express mention is not made.

Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under this Note. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on this Note and the Conversion Rate of this Note. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on the holder of this Note. The Company shall provide a schedule of its calculations to the holder of this Note, and the holder is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.

Definitions

For purposes hereof, the following defined terms shall have the meanings set forth below:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder. For purposes hereof, “independent members” of the Board of Directors means those directors who are “independent” as defined in the then-applicable listing rules of The NASDAQ Global Select Market or any other exchange on which any of the Company’s securities are then listed and Rule 10A-3 under the Exchange Act.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

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“Capital Stock” means, with respect to any entity, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such entity’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such entity.

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.01 per share, as of the date hereof, subject to adjustment in accordance with the provisions hereof.

“Continuing Director” means a director who either was a member of the Board of Directors on February 28, 2019 or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the stockholders of the Company is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director. Solely for purposes of this definition, the phrase “or a committee of such board duly authorized to act for it hereunder” of the definition of Board of Directors shall be disregarded.

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days in the Observation Period for a Note, one fortieth (1/40th) of the product of (i) the Conversion Rate on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.

“Daily Measurement Value” means, for each of the 40 consecutive VWAP Trading Days in the relevant Observation Period, the Specified Dollar Amount, if any, divided by 40.

“Daily Settlement Amount” means, for each of the 40 consecutive VWAP Trading Days in the relevant Observation Period:

(a) cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such VWAP Trading Day; and

(b) if the Daily Conversion Value on such VWAP Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value on such VWAP Trading Day and the Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 40 consecutive VWAP Trading Days in the Observation Period for a Note, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “STCN <equity> AQR” (or any successor thereto if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day, determined, if practicable, using a volume-weighted average method, by Stout Risius Ross, LLC or another independent, nationally recognized investment banking firm retained by the Company for this purpose). The Daily VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

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“Defaulted Amounts” means any amounts on the Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” means each of the following events with respect to this Note:

(a) default in any payment of interest on this Note when due and payable, and the default continues for a period of 30 days;

(b) default in the payment of principal of this Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert this Note in accordance with the terms hereof upon exercise of the holder’s conversion right or upon any Mandatory Conversion;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with the terms hereof when due;

(e) failure by the Company for 60 days after written notice from the holder has been received by the Company to comply with any of its other agreements contained in this Note;

(f) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(g) a final judgment for the payment of $10,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) rendered against the Company or any Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(h) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Change” means any of the following events occurring after the date hereof:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than the Permitted Threshold of the voting power of the Company’s Common Equity;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company or similar transaction pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, conveyance, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) Continuing Directors cease to constitute at least a majority of the Board of Directors; or

(d) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any national exchange or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions this Note becomes convertible into such consideration, excluding cash payments for fractional shares (subject to the conversion provisions hereof). In addition, the sale, conveyance, lease or transfer of assets constituting less than 50.0% of revenues, 50.0% of EBITDA or 50.0% of book value shall not constitute a Fundamental Change for purposes of sub-clause (C) of clause (b) above (for the avoidance of doubt, even if such transaction would constitute a sale, conveyance, lease or transfer of all or substantially all of the Company’s assets). Solely for purposes of clause (c) above, the words “or a committee of such board duly authorized to act for it hereunder” in the definition of “Board of Directors” shall be disregarded.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

20

“Observation Period” means, with respect to the conversion of this Note:

(i) subject to clause (iii) below, if the Conversion Date for this Note occurs prior to the 45th Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive VWAP Trading Day period beginning on, and including, the second Scheduled Trading Day after such Conversion Date;

(ii) subject to clause (iii) below, if the Conversion Date for such Note occurs on or after the 45th Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive VWAP Trading Day period beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date; and

(iii) if the Conversion Date for such Note occurs during the period beginning on, and including, the date on which the Company delivers a Mandatory Conversion Notice described above and ending on, but excluding, the relevant Mandatory Conversion Date, the 40 consecutive VWAP Trading Day period beginning on, and including, the 42nd Scheduled Trading Day immediately preceding such Mandatory Conversion Date.

“open of business” means 9:00 a.m. (New York City time).

“Permitted Threshold” means if, and for so long as, an Affiliate of Steel Holdings shall be the holder of this Note, (x) in respect of any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than Steel Holdings, 50% and (y)  in respect of Steel Holdings, 65%. If the holder of this Note is not an Affiliate of Steel Holdings, then the “Permitted Threshold” in respect of any “person” or “group” within the meaning of Section 13(d) of the Exchange Act shall be 50%.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Regular Record Date,” with respect to any Interest Payment Date, means the February 15 or August 15 (whether or not such day is a Business Day) immediately preceding the applicable March 1 or September 1 Interest Payment Date, respectively.

“Relevant Stock Exchange” the NASDAQ Global Select Market or, if the Common Stock (or any other security for which the Daily VWAP must be determined) is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of this Note to be received upon conversion (including upon any Mandatory Conversion) as specified in the relevant Settlement Method Notice.

“Steel Holdings” means Steel Partners Holdings L.P., a Delaware limited partnership.

“Stockholder Approval” means approval from the Company’s stockholders if and to the extent required pursuant to NASDAQ Stock Market Rule 5635, and for the avoidance of doubt, any reference to such Stockholder Approval within this Note shall apply only if, and solely to the extent that, such Rule is then by its terms applicable to the relevant transaction or event described herein.

21

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Select Market or, if the Common Stock (or such other security) is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“VWAP Market Disruption Event” means (i) the Relevant Stock Exchange fails to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“VWAP Trading Day” means (i) a day on which (a) there is no VWAP Market Disruption Event and (b) trading in the Common Stock generally occurs on the Relevant Stock Exchange or (ii) if the Common Stock (or any other security for which a Daily VWAP must be determined) is not listed or traded on any exchange or other market, a Business Day.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%.”

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ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

Steel Connect, Inc.

7.50% Convertible Senior Note due 2024

To:	Steel Connect, Inc. 1601 Trapelo Road, Suite 170 Waltham, Massachusetts 02451

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock (if the Company has not received Stockholder Approval) or cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable (if the Company has received Stockholder Approval), in accordance with the terms of the Note to which this notice relates, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Note representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Note to which this notice relates.

Dated:

Signature(s)

Fill in for registration of shares if

to be issued, and Note if to

be delivered, other than to and in the

name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

Att. 1-i

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

Steel Connect, Inc.

7.50% Convertible Senior Note due 2024

To:	Steel Connect, Inc. 1601 Trapelo Road, Suite 170 Waltham, Massachusetts 02451

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Steel Connect, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the terms of the Note to which this notice relates (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Note to which this notice relates.

In the case of a Physical Note, the certificate numbers of the Note to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Att. 2-i

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any such transfer of the within Note, the undersigned confirms that such Note is being transferred:

☐	To Steel Connect, Inc. or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Att. 3-i